UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation or Organization)	86-1062192 (I.R.S. Employer Identification No.)

14180 Dallas Parkway, 9th Floor Dallas, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.55% Series A Cumulative Preferred Stock*	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-114283

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Series A Preferred Stock” in the Registrant’s prospectus supplement dated September 15, 2004, as filed with the Commission on September 15, 2004 under Rule 424(b)(5) and under “Description of our Capital Stock” and “Description of our Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Form S-11/A, filed on July 31, 2003)

3.2	Articles Supplementary designating the Registrant’s 8.55% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated September 21, 2004)

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Form S-11/A, filed on July 31, 2003)

3.4	Amendment No. 1 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.2 to Form 10-K, filed on March 29, 2004)

4.1	Form of stock certificate evidencing the 8.55% Series A Cumulative Preferred Stock of the Registrant, liquidation preference $25.00 per share, par value $.01 per share (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated September 21, 2004)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 20, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David Kimichik
David Kimichik
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Form S-11/A, filed on July 31, 2003)

3.2	Articles Supplementary designating the Registrant’s 8.55% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated September 21, 2004)

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Form S-11/A, filed on July 31, 2003)

3.4	Amendment No. 1 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.2 to Form 10-K, filed on March 29, 2004)

4.1	Form of stock certificate evidencing the 8.55% Series A Cumulative Preferred Stock of the Registrant, liquidation preference $25.00 per share, par value $.01 per share (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated September 21, 2004)